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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement (Form S-8 dated August 21, 2003) pertaining to the 1996 Employee Stock Incentive Plan and 2003 Equity Incentive Plan of Direct General Corporation of our report dated February 26, 2003, with respect to the consolidated financial statements and schedules of Direct General Corporation included in its Form S-1, as amended, dated August 12, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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Nashville, Tennessee

August 19, 2003